UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2012
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective November 20, 2012, Skyworks Solutions, Inc. (the "Company") promoted Mr. Liam K. Griffin to Executive Vice President and Corporate General Manager. This newly created role encompasses responsibility for all of Skyworks' business units and is designed to increase collaboration and enhance product line performance. As part of the realignment, Mr. Gregory L. Waters, the Company's Executive Vice President and General Manager, Front End Solutions, will be leaving the Company to pursue other opportunities. The Company expects that Mr. Waters will assist the Company in a non-executive role during a transition period.

Item 7.01 Regulation FD Disclosure.

A copy of the November 20, 2012, press release relating to the management changes described above is attached to this Report as Exhibit 99.1.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Skyworks Solutions, Inc. Press Release dated November 20, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

November 20, 2012	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Skyworks Solutions, Inc. Press Release dated November 20, 2012.

4